Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

June 14, 2019

Hudson Pacific Properties, Inc.

11601 Wilshire Blvd.

Los Angeles, California 90025

Re:	Registration Statement on Form S-3
Commission File Nos. 333-223692 and 333-223692-01

Ladies and Gentlemen:

We have served as Maryland counsel to Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Partnership”), Hudson Pacific Properties, Inc., a Maryland corporation (the “Company” and, together with the Partnership, the “Note Parties”), in connection with certain matters of Maryland law relating to the offer, sale and issuance (by the Partnership of up to $150,000,000 aggregate principal amount of the Partnership’s 4.650% Senior Notes, due April 1, 2029 (the “Senior Notes”), and the guarantee by the Company of the obligations of the Partnership under the Senior Notes (the “Guarantee”). The offering and sale of the Senior Notes and the Guarantee are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Note Parties, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.    The Registration Statement and the form of Prospectus included therein, in the form filed with the Commission under the Securities Act;

2.    The Prospectus Supplement, dated June 12, 2019 (the “Prospectus Supplement”), with respect to the offering and sale of the Senior Notes and the Guarantee, in the form filed with the Commission under the Securities Act;

3.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.    The Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.    A certificate of the SDAT as to the good standing of the Company and the Partnership, dated as of a recent date;

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June 14, 2019

6.    The Certificate of Limited Partnership of the Partnership (the “Certificate”), certified by the SDAT;

7.    The Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated December 17, 2015 (the “Partnership Agreement”), among the Company, as general partner, and the persons whose names are listed on Exhibit A thereto, as limited partners, certified as of the date hereof by an officer of the Company;

8.    Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company and a duly authorized committee thereof relating to, among other matters, (a) the registration and issuance of the Senior Notes and the Guarantee and (b) the Indenture (as defined herein), certified as of the date hereof by an officer of the Company;

9.    The Underwriting Agreement, dated as of June 12, 2019, among the Note Parties and Wells Fargo Securities, LLC;

10.    The Indenture, dated as of October 2, 2017 (the “Base Indenture”), by and between the Note Parties and U.S. Bank, N.A., as trustee (the “Trustee”), as amended by the Supplemental Indenture No. 2, dated as of February 27, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

11.    The Global Note evidencing the Senior Notes, dated as of the date hereof (the “Global Note”), by the Partnership;

12.    The Notation of Guarantee evidencing the Guarantee, dated as of the date hereof (the “Notation of Guarantee”), by the Company;

13.    A certificate executed by an officer of the Company, dated as of the date hereof; and

14.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

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June 14, 2019

2.    Each individual executing any of the Documents on behalf of a party (other than the Note Parties) is duly authorized to do so.

3.    Each of the parties (other than the Note Parties) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.    The Partnership is a limited partnership duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

3.    The execution and delivery of the Indenture, the Global Note and the Notation of Guarantee by the Company and the Partnership, as applicable, have been duly authorized, and the Indenture, the Global Note and the Notation of Guarantee have been duly executed and delivered by the Company and the Partnership, as applicable.

4.    The issuance of the Senior Notes and the Guarantee by the Partnership and the Company, respectively, has been duly authorized and, upon execution and authentication thereof in exchange for the consideration therefor in accordance with the Indenture, the Registration Statement, the Prospectus Supplement and the Resolutions, the Senior Notes and the Guarantee will be validly issued.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the

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June 14, 2019

applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s and the Partnership’s Current Report on Form 8-K relating to the issuance of the Senior Notes (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

    /s/ VENABLE LLP

116936-428014